Exhibit 99.1

Bion Issues Update and Outlook; Announces Shareholder Call

June 24, 2025. Billings, Montana. Bion Environmental Technologies, Inc. (OTC QB: BNET), a leader in advanced treatment and resource recovery technology for livestock and organic waste, issued an Update and Outlook and announced a Shareholder Call for July 1, 2025.

The full update can be found on Bion's website at Bion Update and Outlook.

Shareholder Call:

7:00PM ET, July 1, 2025
Zoom Link (will also be on Bion's website on the day of the call, along with dial-in instructions)

https://us06web.zoom.us/j/85304654591?pwd=bPfVR5EazRSoFSDI7FjakO6LKbyavB.1

We will take a limited number of pre-submitted questions. Send to cscott@bionenviro.com. We will also take questions by chat during the call.

___________________________

Bion Environmental Technologies’ patented Ammonia Recovery System (ARS) produces organic (OMRI Listed) and low-carbon nitrogen fertilizers from the problematic ammonia produced when biogas is generated from animal manure, food waste, and other organic waste streams. Recovering this valuable resource, instead of allowing it to escape to the environment, prevents air and water pollution, produces clean water for reuse or discharge, and improves the economics of livestock and biogas operations. Bion’s platform aligns with global trends toward circular economy models and low-carbon and low-impact fuels and agriculture. See Bion’s website at https://bionenviro.com.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the words and phrases like ‘will’, ‘can’, and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities Act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact Information:

Craig Scott, CEO

cscott@bionenviro.com

(406) 281-8178 (direct)